                                                                    Exhibit 99.1

DEL
GLOBAL
TECHBOLOGIES
CORP.

DEL GLOBAL TECHNOLOGIES APPOINTS HEAD FOR UNIVERSAL PRODUCT GROUP

FRANKLIN  PARK,  IL  -  AUGUST  22 ,  2007  --  DEL  GLOBAL  TECHNOLOGIES  CORP.
(OTCBB:DGTC)  ("DEL GLOBAL" OR "THE  COMPANY")  today  announced  that Joseph F.
Flies, VP of Operations for Del Medical Systems, has also been appointed to lead the newly formed  Universal  Product Group. The appointment was effective August
1, 2007.  Mr. Flies is responsible  for all sales support and product  marketing for Del Medical Systems' Universal product offerings. He will continue to report directly to James A. Risher, Del Global's Chief Executive Officer.

According to Mr. Risher,  "Joe's  organization will provide special focus on our
Universal  products to support our dealers and distributors  worldwide.  He will
continue  to  manage  the   manufacturing,   engineering  and  customer  support
activities for all Del Medical  Systems  products." Tom Boon,  Vice President of
Global Sales and Marketing,  will continue to lead Del Medical  Systems'  Global
Sales and Marketing  organization.  "This organizational change will allow us to
better  balance  activities  between  Del  Medical's  traditional   radiographic
business and our emerging digital radiographic market opportunities,"  according to Mr. Risher.

Del Medical  Systems'  Universal  products  are  designed  specifically  for the veterinarian,  chiropractic  and  medical  markets.  For  nearly  78  years  the
Universal brand has been well-regarded and trusted for high quality radiographic equipment that delivers superior quality images with safety for both the patient and the operator.

The  Universal  branded  medical  products  were  designed for today's cost- and performance-  conscious global  practitioners.  In the chiropractic  market, the
Universal   analog  and  digital   DCChoice   systems  are  the  most  versatile
chiropractic  imaging  systems in the industry.  Within the  veterinary  market,
Universal's  AVChoice  and  DVChoice  products  are helping to set the  industry standard. James Risher commented, "We are excited to have Joe lead the Universal business.  He has a demonstrated ability in managing sales and marketing efforts in the  veterinarian,  chiropractic and medical markets.  Through the efforts of
Joe and his team, we are confident  that the Universal  brand will enjoy both an elevated profile and increased penetration within these markets."

Mr.  Flies  commented,  "With our newly  formed  team of Product  Managers,  the
Universal  business  organization  will assist the  extensive  Universal  dealer network in assembling the most cost effective  solutions to meet customer needs.
I believe there are  significant  opportunities  for Universal to strengthen and expand its business platform."

Mr. Flies joined Del Medical in October 2006. From  2002-2006,  Mr. Flies served as  President  of Summit  Industries,  one of the  industry's  manufacturers  of medical, chiropractic, and veterinary x-ray equipment.

ABOUT DEL GLOBAL TECHNOLOGIES
Del Global  Technologies  Corp. is primarily engaged in the design,  manufacture and marketing of high performance diagnostic imaging systems for medical, dental and veterinary  applications  through the Del Medical Systems Group. Through its
U.S.  based Del Medical  Imaging  Corp.  and Milan,  Italy  based Villa  Sistemi
Medicali  S.p.A.  subsidiaries  the Company offers a broad  portfolio of general radiographic, radiographic/fluoroscopic, portable x-ray and digital radiographic systems  to the  global  marketplace.  Through  its RFI  subsidiary,  Del Global manufactures  proprietary  high-voltage  power conversion  subsystems  including electronic filters, high voltage capacitors, pulse modulators,  transformers and reactors,  and a variety of other  products  designed for  industrial,  medical, military and other commercial applications.

The company's web site is WWW.DELGLOBAL.COM

Statements   about  future   results   made  in  this  release  may   constitute
forward-looking   statements  within  the  meaning  of  the  Private  Securities
Litigation   Reform  Act  of  1995.   These  statements  are  based  on  current
expectations  and the current  economic  environment.  Del Global  cautions that these  statements are not  guarantees of future  performance.  These  statements involve a number of risks  and  uncertainties  that are  difficult  to  predict.
Actual results could differ  materially  from those  expressed or implied in the forward-looking  statements.  Important  assumptions and other important factors that  could  cause  actual  results  to  differ  materially  from  those  in the forward-looking  statements  are  specified  in the  Company's  filings with the
Securities and Exchange Commission.

DEL    GLOBAL    TECHNOLOGIES
CORP. James A. Risher, Chief Executive Officer
(847) 288-7065

Mark Zorko, Chief
Financial Officer (847)
288-7003

MEDIA RELATIONS:
M. Thomas Boon, VP Global Sales
and Marketing (847) 288-7023